SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 11, 2013 (June 11, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

9705 N. Broadway Ext.  Ste 200, 2nd Floor

Oklahoma City, OK  73114

(Address of principal executive offices)

+ 866 901 3309

(Issuer's telephone number, including area code)

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Report, including the exhibits included herein, may contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements.  Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report are subject to significant risks and uncertainties, including but limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations; our potential lack of revenue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01	Entry Into a Material Definitive Agreement.

On June 11, 2013, Elephant Talk Communications Corp. (the “Company”) entered into an Amendment No. 1 (the “Amendment to SPA”) to that certain Securities Purchase Agreement (the “SPA”) dated June 3, 2013 with certain institutional and other investors (“DJ Investors”) placed by Dawson James Securities Inc. (the “Placement Agent”) and Mr. Steven van der Velden, the Chief Executive Officer and Chairman of the Board (“Affiliated Investors”), relating to a registered direct public offering by the Company (the “Offering”). No securities were sold pursuant to the SPA.

Capitalized terms used in this Report that are not otherwise defined have the meanings set forth in the Company’s Current Report on Form 8-K filed on June 3, 2013.

Material terms of the Amendment to SPA include but are not limited to the following amendments:

(a)	Inclusion of an additional closing condition that the Company obtained the NYSE MKT’s acceptance of the Company’s Plan of Compliance by June 14, 2013;
(b)	Inclusion of an additional closing condition that the Company shall enter into a Purchase Agreement (“Purchase Agreement”) with all holders of the Company’s Senior Secured Convertible Notes issued on March 29, 2013 (“Convertible Notes”) pursuant to which the Company shall purchase the Convertible Notes;
(c)	Inclusion of an additional closing condition that Crede CG III. Ltd, the Affiliate and the Placement Agent shall enter into an escrow agreement (the “Escrow Agreement”) pursuant to which certain of the proceeds from the Offering shall be held in escrow by an escrow agent until consummation of the transactions contemplated in the SPA, as amended.
(d)	Amendment of a representation made by the Company in the Investor SPA to include a reference to the deficiency notice received by the Company from the NYSE MKT.

The descriptions of the material terms of the Amendment to SPA contained in this Report are qualified in their entirety by reference to Exhibit 10.1.

Affiliated Investors’ Participation in the Offering

The aggregate purchase price of Affiliate is increased to $4.5 million while the purchase price is changed to $0.70 per share and the Affiliate Warrant is exercisable at a per share exercise price of $0.887 pursuant to Amendment to SPA. Such changes were approved by all of the disinterested and independent directors of the Company. The Affiliate Warrants contain substantially same terms as those of the Investor Warrants except that the Affiliate Warrants are not exercisable until after One Hundred Eighty (180) days from the date of Closing and stockholder approval is obtained.

A form of the Affiliate Warrant is filed as Exhibit 4.1 to this Report. The descriptions of the material terms of the Affiliate Warrant contained in this Report are qualified in their entirety by reference to Exhibit 4.1.

The Company’s press release, dated June 11, 2013, announcing the Offering pursuant to the Amendment to the SPA is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to purchase Common Stock by the Company in favor of the Affiliated Investor.

5.1	Opinion of Ellenoff Grossman & Shole LLP

10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated June 11, 2013, by and between the Company and the Investors.

99.1	Press Release dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013
ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer